                                                                    Exhibit 2.12


                               ELEVENTH AMENDMENT

                          Dated as of November 15, 2002



         This ELEVENTH AMENDMENT (this "AMENDMENT") among DEL MONTE FRESH PRODUCE (UK) LTD., an English limited company ("FRESH UK"), WAFER LIMITED, a Gibraltar corporation ("WAFER"), DEL MONTE FRESH PRODUCE INTERNATIONAL INC., a Liberian corporation ("FRESH INTERNATIONAL"), DEL MONTE FRESH PRODUCE N.A., INC., a Florida corporation ("FRESH N.A."), FRESH DEL MONTE PRODUCE INC., a Cayman Islands company ("FRESH PRODUCE"), and GLOBAL REEFER CARRIERS, LTD., a Liberian corporation ("GLOBAL REEFER") (Fresh UK, Wafer, Fresh International, Fresh N.A., Fresh Produce and Global Reefer are referred to herein collectively as the "BORROWERS" and each individually as a "BORROWER"); the banks, financial institutions and other institutional lenders listed in the signature pages hereof as Lenders (the "LENDERS"); the Issuing Bank and the Swing Line Bank; and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
NEW YORK BRANCH ("RABOBANK"), as syndication agent, administrative agent and collateral agent for the Lenders (the "ADMINISTRATIVE AGENT").


PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Administrative Agent, the Issuing Bank, the Swing Line Bank and certain of the Lenders are parties to a Revolving Credit Agreement dated as of May 19, 1998 (as amended, modified or supplemented from time to time prior to the date hereof, the "CREDIT AGREEMENT").

         (2) Each of the Borrowers desires to amend the Credit Agreement to, among other things, revise certain covenants as of the date hereof, and each of the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders has severally agreed to the requested amendment, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

         SECTION 1. AMENDMENT TO SECTION 5.02. Section 5.02 of the Credit Agreement, NEGATIVE COVENANTS, is hereby amended by deleting clause (v) of paragraph (f) INVESTMENTS of Section 5.02 in its entirety and replacing such clause (v) with the following:
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                  "(v) Acquisition-related Investments in any Person which
         conducts a business similar to the business conducted by it or such Subsidiary on the date hereof; PROVIDED that the aggregate amount invested pursuant to this clause (v) shall not exceed in the aggregate
         (A) in any calendar year, U.S.$75,000,000, plus (B) during the period of October 1, 2002 through the Revolving Termination Date, an additional amount of U.S. $210,000,000;"

         SECTION 2. REPRESENTATIONS AND WARRANTIES. Each of Fresh Produce and the other Borrowers represents and warrants as follows:

         (a) The execution, delivery and performance by each Loan Party of this Amendment and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws; (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award; (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

         (c) This Amendment and each other document required to be delivered by a Loan Party hereunder has been duly executed and delivered by each Loan Party thereto, and constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         (d) The representations and warranties contained in Article IV of the Credit Agreement, and in each of the Security Documents, are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representations and warranties that, by their terms, expressly refer to an earlier date.

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         (e) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective as of the date first set forth above when the Administrative Agent shall have received, in form and substance satisfactory to it:

                  (a) This Amendment, duly executed by the Borrowers, the Administrative Agent and the Required Lenders; and

                  (b) Such other documents, instruments, and information executed and/or delivered by the Borrowers as the Administrative Agent may reasonably request.

         SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Amendment as set forth in Section 3 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         (c) The execution, delivery and effectiveness of this Amendment shall not except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 5. COSTS, EXPENSES AND TAXES. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto). In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall

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be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of New York.

         SECTION 8. FINAL AGREEMENT. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Amendment shall constitute a Loan Document for all purposes.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:                                  DEL MONTE FRESH PRODUCE (UK) LTD.,
                                            as Borrower

                                            By:
                                               ---------------------------------

                                            Title:


                                            DEL MONTE FRESH PRODUCE, NA. INC.,
                                            as Borrower

                                            By:
                                               ---------------------------------

                                            Title:


                                            WAFER LIMITED, as Borrower

                                            By:
                                               ---------------------------------

                                            Title:

                                            By:
                                               ---------------------------------

                                            Title:


                                            DEL MONTE FRESH PRODUCE
                                            INTERNATIONAL INC., as Borrower

                                            By:
                                               ---------------------------------

                                            Title:

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                                            FRESH DEL MONTE PRODUCE INC., as
                                            Borrower

                                            By:
                                               ---------------------------------

                                            Title:


                                            GLOBAL REEFER CARRIERS, LTD., as
                                            Borrower

                                            By:
                                               ---------------------------------

                                            Title:


ADMINISTRATIVE AGENT:                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                            BOERENLEENBANK B.A., "Rabobank
                                            Nederland", New York Branch, as
                                            Administrative Agent, Collateral
                                            Agent and Lender

                                            By:
                                               ---------------------------------

                                            Title:

                                            By:
                                               ---------------------------------

                                            Title:



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LENDERS:
                                            AGFIRST FARM CREDIT BANK

                                            By:
                                               ---------------------------------

                                            Title:


                                            ARTESIA BANKING CORP. N.V. / S.A.

                                            By:
                                               ---------------------------------

                                            Title:

                                            By:
                                               ---------------------------------

                                            Title:


                                            BANK OF AMERICA, N.A.

                                            By:
                                               ---------------------------------

                                            Title:


                                            BANQUE FRANCAISE DE L'ORIENT

                                            By:
                                               ---------------------------------

                                            Title:

                                            By:
                                               ---------------------------------

                                            Title:

                                            BANQUE NATIONALE DE PARIS, CHICAGO
                                            BRANCH

                                            By:
                                               ---------------------------------

                                            Title:


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                                            FARM CREDIT BANK OF WICHITA

                                            By:
                                               ---------------------------------

                                            Title:


                                            FARM CREDIT SERVICES OF AMERICA,
                                            FLCA

                                            By:
                                               ---------------------------------

                                            Title:


                                            THE FUJI BANK, LIMITED

                                            By:
                                               ---------------------------------

                                            Title:


                                            HARRIS TRUST AND SAVINGS BANK

                                            By:
                                               ---------------------------------

                                            Title:

                                            SUNTRUST BANK

                                            By:
                                               ---------------------------------

                                            Title:


                                            UNION BANK OF CALIFORNIA, N.A.

                                            By:
                                               ---------------------------------

                                            Title:


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                                            U.S. BANK NATIONAL ASSOCIATION

                                            By:
                                               ---------------------------------

                                            Title:


                                            WACHOVIA BANK N.A.

                                            By:
                                               ---------------------------------

                                            Title:


                                            AGSTAR FINANCIAL SERVICES, PCA d/b/a
                                            FCS COMMERCIAL FINANCE GROUP

                                            By:
                                               ---------------------------------
                                            Title:


                                            FARM CREDIT WEST, PCA

                                            By:
                                               ---------------------------------

                                            Title:


                                            DEUTSCHE BANK AG, CAYMAN ISLAND
                                            BRANCH

                                            By:
                                               ---------------------------------

                                            Title:


                                            NORDEA BANK FINLAND PLC

                                            By:
                                               ---------------------------------

                                            Title:


                                       -9-
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                                            1ST FARM CREDIT SERVICES FLCA.

                                            By:
                                               ---------------------------------

                                            Title:


                                            FARM CREDIT SERVICES OF MID-AMERICA,
                                            PCA

                                            By:
                                               ---------------------------------

                                            Title:


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